Exhibit 31.1

I, James W. Cornelsen, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Old Line Bancshares, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2011	By: /s/ James W. Cornelsen
Name: James W. Cornelsen
Title: President and
Chief Executive Officer